Exhibit 10.1

October 08, 2019

Via Hand Delivery

Boyd E. Hoback

3058 Newton Street

Denver, CO 80211

Re: Employment Separation

Dear Boyd:

As we have discussed, your Good Times employment is ending effective as of October 8, 2019. The Company will provide you with 90 days’ pay in lieu of advance notice in the amount of $61,880.00, subject to tax withholding. The Company will also promptly pay you the amount of $29,894.00, representing (a) your three weeks of accrued unused paid time off, (b) final accrued work compensation, and (c) the employer portion of insurance premiums under the Company’s insurance plans for a 90 day period, all subject to tax withholding, as well as accrued approved expense reimbursements in the amount of $3,750.00. Under the current terms of the Company’s 401(k) Plan, you will remain eligible for the safe harbor matching contribution.

Your Company group health and dental insurance benefits will terminate effective as October 31, 2019. This date is determined by the terms of your benefits plan. However, you will be eligible for continuation of insurance benefits as outlined in the COBRA plan. The information and enrollment forms will be mailed to you in about 30 days. If you elect to enroll, your benefits will continue retroactively with no interruption.

The Company is offering you severance compensation in the aggregate amount of $629,828.00 (subject to tax withholding). This is in addition to any accrued compensation as described above. Full execution means initialing at the bottom of each page and signing and dating the signature page.

Finally, as a condition of severance and a requirement of law, all Company property and information must be turned in to me promptly, except the laptop computer supplied to you which will be wiped clean of any Company information. Company property includes Company computers (with all Company information intact), including laptops, flash drives, smartphones, and tablets, as well as files, hard copy documents, credit cards, keys, other Company information, and all other Company property anywhere, which is in your possession, custody or control.

Thank you for your long and faithful service to Good Times. If you have any questions about any of the above, please do not hesitate to contact me. We wish you all the best.

Sincerely,

Ryan M. Zink
Chief Financial Officer

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 1

October 08, 2019

Via Hand Delivery

Boyd E. Hoback

3058 Newton Street

Denver, CO 80211

Re: Severance and General Release Agreement

Dear Boyd,

This will confirm that your employment with Good Times Restaurants Inc. (the “Company”) is ending effective as of October 8, 2019 (the “Separation Date”) This is a Severance and General Release Agreement (“Agreement”) between you (“Executive”) and the Company. You and the Company are collectively referred to in this Agreement as the “Parties” and each as a “Party.”

The following are the full terms of this Agreement.

1.       Severance Payment Terms.

a.       Severance Proceeds. On the terms set forth herein, the Company agrees to pay, in full compromise and settlement, severance to Executive in the single, aggregate, lump sum amount of SIX HUNDRED AND TWENTY-NINE THOUSAND, EIGHT HUNDRED AND TWENTY-EIGHT DOLLARS AND NO/100 ($629,828.00), minus tax-related deductions (the “Severance Proceeds”), in consideration of the terms of this Agreement. The Severance Proceeds are in addition to any compensation previously paid or accrued and owed to Executive. The Severance Proceeds shall be paid to Executive on January 2, 2020.

b.       Stipulations. The Parties stipulate and agree as follows:

i.       The Company has complied in full with all required notice periods, including the ninety-day notice period required in Section 2 of the Executive’s Employment Agreement dated September 27, 2016 (the “Employment Agreement,” a true and correct copy of which is attached as Exhibit A to this Agreement).

ii.       The Severance Proceeds include all amounts required by the Employment Agreement, including Section 7(g)(i) of the Employment Agreement.

iii.       This Agreement complies in full with the terms of the Employment Agreement, including Section 7 of the Employment Agreement.

iv.       Except as included in the Severance Proceeds, Executive is not eligible for any unpaid bonus or other variable compensation from the Company, and that no such bonus or compensation is owed or accrued.

v.       The Agreement represents a compromise and settlement of disputed claims and issues between the Parties. As such, along with its terms, this Agreement is supported by good and valuable consideration.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 1

c.       Change in Control Contingency. If a Change in Control (as defined in the Employment Agreement) occurs on before the first anniversary of the Separation Date, then in compliance with the Employment Agreement, including Section 7(g)(iii) of the Employment Agreement, the Company shall pay Executive an additional amount of SIX HUNDRED AND FIFTY-TWO THOUSAND, ONE HUNDRED AND TWELVE DOLLARS AND 97/100 ($652,112.97), minus tax-related deductions (the “CIC Proceeds”). No other or additional severance will be paid. If no Change in Control occurs on before the first anniversary of the Separation Date, then no CIC Proceeds will be paid to Executive.

d.       Taxes. The Company and the Company Parties (as defined herein) make no representations regarding the tax consequences, if any, of the Severance Proceeds. Executive shall be solely responsible for the payment of any and all applicable taxes, penalties, and interest due on the Severance Proceeds, except for the referenced withholding.

e.       No Admission of Liability. By offering or entering into this Agreement, the Company does not admit, and specifically denies, any violation of any and all constitutional, federal, state, local, and municipal law claims.

f.       Equity. Repurchase of Executive’s equity interests will be effectuated subject to a separate Stock Repurchase Agreement, to be executed concurrently with this Agreement.

2.       Release Provisions.

a.       Release by Executive. Executive, individually, and on behalf of, as applicable, Executive’s current, former, and successor administrators, agents, assigns, attorneys, executors, guardians, heirs, insurers, legal representatives, servants, and successors (collectively, the “Executive Parties”), does hereby GENERALLY RELEASE and DISCHARGE the Company and as applicable, its current, former, and successor administrators, affiliates, agents, assigns, attorneys, directors, employees, officers, owners, parents, partners, principals, representatives, shareholders, subsidiaries, and related associations, corporations, entities, firms, and partnerships (collectively, the “Company Parties”), from and for any and all Claims (as defined herein); provided, however, that nothing in this Agreement will be considered a release of Executive’s rights to file complaints or charges with government agencies as provided herein, or of Executive’s claims, if any, arising under this Agreement or the Stock Repurchase Option Agreement, dated as of the date hereof, by and between Executive and the Company, for vested retirement benefits or health insurance continuation benefits pursuant to the Executive Retirement Income Security Act of 1974 as amended, for worker’s compensation insurance coverage, or for other claims that cannot be released as a matter of law.

b.       Release by Company. The Company, for itself, and on behalf of, as applicable, the Company Parties, does hereby GENERALLY RELEASE and DISCHARGE the Executive, and as applicable, the Executive Parties, from and for any and all Claims; provided, however, that nothing in this Agreement will be considered a release of the Company’s claims, if any, for Executive’s breach of this Agreement, for Executive’s unknown commission of intentional tortious acts or omissions such as fraud, theft, or embezzlement against the Company or any Company Party, or for other claims that cannot be released as a matter of law.

c.       Definition of Claims. For the purpose of this Agreement, the term “Claims” means: (i) any and all claims or causes of action, of whatever kind or character, whether statutory, regulatory, common law or otherwise, including all constitutional, federal, state, local, or municipal laws, for (ii) any and all damages, liabilities, rights, remedies, attorney’s fees and expenses, compensation, wages, benefits or interest, whether such claims are (iii) known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, foreseen or unforeseen, matured or not matured, at law or in equity, whether direct, individual, class, representative or derivative, that (iv) arise out of or relate to any and all disputes now existing between the Executive on the one hand, and the Company on the other hand, whether or not related to or in any way growing out of, resulting from, or to result from Executive’s employment with the Company or Executive’s separation from employment with the Company, for or because of (v) any act, incident, event, matter or thing done, omitted, or allowed to be done by, the Company, the Company Parties, the Executive, or the Executive Parties, in the past or present, which existed at any time prior to or contemporaneously with the Effective Date, including all past, present and future damages, injuries, costs, expenses, fees, effects and results in any way related to or connected with such acts, incidents, events, matters or things.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 2

d.       Examples. The term “Claims” includes but is not limited to, any matter arising from or related to any of the following:

i.       any and all claims relating to, or arising from, the Employment Agreement; and any and all other of Executives agreements with the Company, if any, that were executed prior to the Effective Date;

ii.       any and all Company policies, practices, rules and regulations;

iii.       the Age Discrimination in Employment Act, 29 U.S.C. §§ 621 et seq., as amended; the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., as amended; the Civil Rights Act of 1866, 42 U.S.C. §§ 1981 et seq., as amended; the Civil Rights Act of 1964, Title VII, 42 U.S.C. §§ 2000e et seq., as amended (including the Civil Rights Act of 1991); the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq., as amended; the Equal Pay Act, 29 U.S.C. §§ 201 et seq., as amended; the Fair Labor Standards Act of 1938, 29 U.S.C. §§ 201 et seq., as amended; the Family and Medical Leave Act, 29 U.S.C. §§ 2601 et seq., as amended; the Labor Management Relations Act, 29 U.S.C. §§ 141 et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., as amended; the Older Workers Benefit Protection Act, 29 U.S.C. 630, et seq., as amended, or any and all applicable state (including Colorado) employment laws, including any and all applicable state (including Colorado) contract laws, employment discrimination and retaliation laws, sick leave laws, family medical leave laws, health and safety laws, pay day laws, unemployment laws, wage and hours laws, wage orders, or workers compensation laws, as amended;

iv.       all other constitutional, federal, state, local, or municipal laws (including claims for breach of contract, breach of express or implied promise, civil assault, defamation, fraud, fraud in the factum, fraud in the inducement, gross negligence, libel, intentional infliction of emotional distress, invasion of privacy, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, retaliation, slander, slander per se, statutory fraud, tortious interference with business relationship, tortious interference with contract, tortious interference with prospective contract, wrongful discharge in violation of public policy, wrongful termination, and any other common law theory of recovery, whether legal or equitable, negligent or intentional); or

v.       any and all damages and other forms of relief, whether claimed by Executive or on Executive’s behalf (including attorney’s fees and expenses, back pay, benefits, bonus, commissions, debts, compensatory damages, costs, declaratory relief, disability benefits, emotional distress, expert fees and expenses, front pay, floating pay, holiday pay, injunctive relief, insurance benefits, interest, liquidated damages, lost profits, medical leave, mental anguish, overtime pay, paid time off, percentage recovery, personal injuries, punitive damages, reinstatement, retirement benefits, severance pay, sick leave, vacation pay, variable compensation, wages, or other compensation or relief).

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 3

e.       Indemnification.

i.       In the event that Executive is made a party to any threatened, pending, completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company shall indemnify Executive against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

ii.       The expenses Executive incurred in defending a civil or criminal action, suit or proceeding, by reason of the fact that he was a Director or officer of the Company, shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of Executive to repay the amount if it is ultimately determined by a court of competent jurisdiction that Executive is not entitled to be indemnified by the Company.

f.       Preservation of Certain Rights and Waiver of Recovery or Relief from Government Proceedings. Notwithstanding any other terms of this Agreement, no provision of this Agreement is intended to limit or restrict, or shall be interpreted as limiting or restricting Executive’s right to file administrative charges with any government agency charged with enforcement of any law, including to the Equal Employment Opportunity Commission and the National Labor Relations Board, and to participate in government agency investigations. HOWEVER, EXECUTIVE ACKNOWLEDGES AND AGREES THAT BY ENTERING INTO THIS AGREEMENT, EXECUTIVE IS WAIVING AND RELEASING ALL RIGHTS TO RECOVER MONEY OR OTHER INDIVIDUAL RELIEF IN CONNECTION WITH ANY GOVERNMENT AGENCY INVESTIGATION OR PROCEEDING, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW.

g.       STATEMENT OF UNDERSTANDING. BY EXECUTING THIS AGREEMENT, EXECUTIVE ACKNOWLEDGES THAT: (i) EXECUTIVE HAS BEEN GIVEN AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THE TERMS OF THIS AGREEMENT, AND HAS EITHER CONSIDERED IT FOR THAT PERIOD OF TIME OR KNOWINGLY AND VOLUNTARILY WAIVED THE RIGHT TO DO SO—AND ANY REQUESTS TO REVISE, OR REVISION(S) TO, THIS AGREEMENT WILL NOT EXTEND THE ORIGINAL 21 DAY PERIOD; (ii) EXECUTIVE HAS BEEN ADVISED BY VIRTUE OF THIS PART OF THE AGREEMENT TO CONSULT WITH AN ATTORNEY REGARDING THE TERMS OF THIS AGREEMENT; (iii) EXECUTIVE HAS CONSULTED WITH, OR HAD SUFFICIENT OPPORTUNITY TO CONSULT WITH, AN ATTORNEY OF EXECUTIVE’S OWN CHOOSING REGARDING THE TERMS OF THIS AGREEMENT; (iv) EXECUTIVE HAS READ THIS AGREEMENT AND FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT; AND (v) EXCEPT AS PROVIDED BY THIS AGREEMENT, EXECUTIVE HAS NO CONTRACTUAL RIGHT OR CLAIM TO THE SEVERANCE PROCEEDS.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 4

h.       Revocation. Within the seven (7) consecutive calendar days following Executive’s execution of this Agreement, EXECUTIVE MAY REVOKE THIS AGREEMENT by written notice sent by fax and first class mail to the Company (in care of its attorney, Kenneth C. Broodo, Foley Gardere, 2021 McKinney Avenue, Suite 1600, Dallas, Texas 75201, fax number 214.999.3626), or forever waive the right to do so.

3.       Restrictive Covenants.

a.       Protection of Confidential Information. Executive acknowledges that Executive has had access to and has become familiar with Confidential Information (as defined herein). Executive shall not, in any manner, directly or indirectly: (i) retain, withhold, take, use, or disclose any Confidential Information (as defined herein); or (ii) circumvent, interfere with or otherwise diminish the value of any Confidential Information to the Company. The term “Confidential Information” means any and all information, material, or data of, relating to, in the possession of, prepared by, prepared for, obtained by or compiled by the Company (or its constituents, customers, or vendors), regardless of media or format, that is confidential, proprietary or a trade secret: (A) by its nature; (B) because it is not generally known to the public or in the Company’s service area; (C) based on how it is treated or designated by the Company, or its constituents, customers, or vendors; (D) based on the significance of its existing or potential value or utility to the Company; (E) such that its retention, withholding, appropriation, use, or disclosure would have a material adverse effect on the work or planned work of the Company, or its constituents, customers, or vendors; or (F) as a matter of law. Subject to compliance with the terms of this Agreement, nothing in this Agreement is intended to restrict Executive from ownership of or employment by competing restaurant concepts.

b.       Return of Property and Information. As of the Separation Date, Executive warrants and represents that Executive has returned to the Company by hand delivery, all Company Property (as defined herein) within Executive’s possession, custody, or control, to the Company c/o Ryan M. Zink, Chief Financial Officer, at the Company address stated on the signature page below. Executive warrants and represents that Executive has not directly or indirectly retained or taken any Company Property or information in any form or fashion. The term “Company Property” means, all Confidential Information, all badges, Company access cards, credit cards, entry cards, flash drives and other data storage devices, Company computers excluding the Executive's laptop computer, (including iPads, tablet computers, laptops, desk tops, and hard drives), keys, mobile phones, or other tangible items or equipment, and all hardcopy or computer-based confidential documents, audio recordings, books, data files, disks, records, videos, or all other confidential documents and records, whether originals or copies, belonging or pertaining to the Company or the Company Parties, or containing their information, in whatever format or media, whether obtained directly or indirectly from the Company or the Company Parties and with or without their knowledge or consent, including Executive’s computer device(s), with all Company information on such computer device(s) intact.

c.       Social Media Disclosures. Within 7 days of the Separation Date, Executive shall update all of Executive’s biographical profiles and other disclosures on Social Media (as defined herein) that are within Executive’s editorial control, and delete any and all information or statements to the effect that Executive is a current employee of the Company or otherwise currently affiliated with the Company in any way. The term “Social Media” means social networking or blogging sites on the Internet, including LinkedIn, Facebook, Twitter, and Instagram. After the Separation Date, Executive shall not, directly or indirectly, post or update any information or statements on Social Media to the effect that Executive is a current employee of the Company or otherwise currently affiliated with the Company in any way.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 5

4.       Miscellaneous Terms.

a.       Resignation. Executive hereby resigns as a director of the Company effective as of the Separation Date.

b.       Effective Date. The “Effective Date” of this Agreement shall be the date of execution of this Agreement by Executive, as shown on the signature page below; provided, however, that this Agreement requires execution by all Parties in order to be effective and enforceable.

c.       WAIVER OF TRIAL BY JURY. THE PARTIES EACH WAIVE THE RIGHT TO TRIAL BY JURY WITH REGARD TO ALL DISPUTES. The Parties acknowledge that: (i) they are waiving the right to trial by jury; (ii) they have each knowingly and voluntarily entered into this waiver of trial by jury; and (iii) this Agreement shall evidence the Parties’ waiver of jury trial, and consent to bench trial, for all DISPUTES. The term “Disputes” means any controversies or claims (including all claims pursuant to common law, statute, regulation, or ordinance) between the Parties, including any controversies or claims arising from or relating to: (A) the subject matter of this Agreement; (B) any other agreement between the Parties; or (C) the Parties’ relationship.

d.       Support and Cooperation. Executive will be available on an as-needed basis, at mutually agreeable times, in person or by telephone, text, or email, as appropriate, to consult and provide information requested by Company personnel or the Company’s outside counsel, including regarding any pending or future litigation or administrative claims, investigations, or proceedings involving the Company. For all such consulting work performed by Executive at the request and with the prior approval of the Company pursuant to this Paragraph following the date that is ninety (90) days after the Separation Date, Company will compensate Executive at rate of $150.00 per hour, payable within thirty (30) days after receipt of Executive’s invoice(s) describing daily time spent and services rendered (it being understood that the first ninety (90) days after the Separation Date shall be at no charge). In the event of Executive giving a deposition in connection with existing third-party litigation against the Company, Executive’s time for deposition preparation and testimony shall not be compensated by the Company, but Company will defend Executive’s deposition given his role as a former fiduciary of the Company. Company shall promptly reimburse Executive for reasonable travel costs incurred in giving such deposition. Nothing in this Paragraph shall be construed to require Executive to support any Company position, or to provide information that is anything other than truthful.

e.       Section 409A Compliance. This Agreement shall be construed and interpreted in a manner to avoid any adverse tax consequences to Executive under Section 409A of the Internal Revenue Code of 1986, as amended.

f.       Attorney’s Fees. Should one Party sue the other for a breach of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorney’s fees, costs of court, and litigation expenses, in addition to any other remedy.

g.       Severability. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision or term had never comprised part of this Agreement; and the remaining provisions and terms of this Agreement shall remain in full force and effect.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 6

h.       Authority. Executive expressly warrants and represents that Executive: (i) is legally competent and authorized to execute and consummate the terms of this Agreement; (ii) is the sole legal owner of all right, title and interest in and to the Claims; and (iii) has full right and authority to enter into this Agreement. The Officer or Director of the Company executing this Agreement expressly warrants and represents that he (i) is legally competent and authorized to execute and consummate the term of this Agreement on behalf of the Company; (ii) has full right and authority to cause the Company to enter into this Agreement.

i.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, representatives, executors, successors and assigns, as applicable.

j.       Amendment and Waiver. No term or condition of this Agreement shall be deemed waived other than by a writing signed by the Party against whom the waiver is sought. A Party’s failure to insist upon the other Party’s compliance with any provision of this Agreement or to assert any right that a Party may have under this Agreement shall not be deemed a waiver of that provision or that right. Any written waiver shall operate only as to the specific term or condition waived. No amendment or modification of this Agreement shall be deemed effective unless stated in a writing signed by the Parties.

k.       Entire Agreement. This Agreement constitutes the entire Agreement of the Parties with regard to the subject matter of this Agreement, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, with regard to the same subject matter, except for the terms of any post-employment benefits and any payroll advance or wage deduction agreement.

l.       Governing Law and Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, unless preempted by federal law or otherwise stated in this Agreement. EXCLUSIVE VENUE OF ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE DENVER, COLORADO.

m.       Interpretation. Unless the context requires otherwise, all references herein to an agreement, instrument or other document shall be deemed to refer to such agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. In the interpretation of this Agreement, except where the context otherwise requires, (i) “including” or “include” does not denote or imply any limitation; (ii) “or” has the inclusive meaning “and/or;” (iii) “dollars” or “$” refers to United States dollars; (iv) the singular includes the plural, and vice versa, and each gender includes the other gender and the neuter, and the neuter includes each gender; (v) captions or headings are only for reference and are not to be considered in interpreting this Agreement; and (vi) use of “herein,” “hereof,” “hereby,” “hereunder” and similar terms refer to this entire Agreement, including any exhibits attached hereto, and not to any particular provision hereof, unless otherwise specifically indicated. All defined terms are defined for the purpose of this Agreement.

n.       NO RELIANCE. NO PARTY IS RELYING ON ANY REPRESENTATION OR STATEMENT OF THE OTHER PARTY OUTSIDE OF THE TERMS OF THIS AGREEMENT. THE PARTIES HAVE ENTERED INTO THIS AGREEMENT BASED EACH ON THEIR SEPARATE, INDEPENDENT JUDGMENT.

THE NOTICES PAGE IS NEXT.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 7

NOTICES – PLEASE READ CAREFULLY BEFORE SIGNING BELOW:

CERTAIN TERMS: THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS, RESTRICTIVE COVENANTS, AND A PROVISION FOR LIQUIDATED DAMAGES.

RIGHTS OF TRADE SECRET USE & DISCLOSURE: AN INDIVIDUAL SHALL NOT BE HELD CRIMINALLY OR CIVILLY LIABLE UNDER ANY FEDERAL OR STATE TRADE SECRET LAW FOR THE DISCLOSURE OF A TRADE SECRET THAT — (I) IS MADE (A) IN CONFIDENCE TO A FEDERAL, STATE, OR LOCAL GOVERNMENT OFFICIAL, EITHER DIRECTLY OR INDIRECTLY, OR TO AN ATTORNEY; AND (B) SOLELY FOR THE PURPOSE OF REPORTING OR INVESTIGATING A SUSPECTED VIOLATION OF LAW; OR (II) IS MADE IN A COMPLAINT OR OTHER DOCUMENT FILED IN A LAWSUIT OR OTHER PROCEEDING, IF SUCH FILING IS MADE UNDER SEAL. AN INDIVIDUAL WHO FILES A LAWSUIT FOR RETALIATION BY AN EMPLOYER FOR REPORTING A SUSPECTED VIOLATION OF LAW MAY DISCLOSE TRADE SECRET INFORMATION TO THE ATTORNEY OF THE INDIVIDUAL AND USE THE TRADE SECRET INFORMATION IN THE COURT PROCEEDING, IF THE INDIVIDUAL — (X) FILES ANY DOCUMENT CONTAINING THE TRADE SECRET UNDER SEAL; AND (Y) DOES NOT DISCLOSE THE TRADE SECRET INFORMATION, EXCEPT PURSUANT TO COURT ORDER.

REPORTING LEGAL VIOLATIONS: NOTHING IN THIS AGREEMENT PROHIBITS ANY PARTY FROM REPORTING POSSIBLE VIOLATIONS OF FEDERAL OR STATE LAW OR REGULATIONS TO ANY GOVERNMENTAL AGENCY OR ENTITY, OR FROM MAKING OTHER DISCLOSURES THAT ARE PROTECTED UNDER THE WHISTLEBLOWER PROVISIONS OF APPLICABLE LAW.

UNDERSTANDING OF AGREEMENT: EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT, INCLUDING THIS AND THE ABOVE NOTICES. EXECUTIVE UNDERSTANDS AND ACCEPTS THE TERMS OF THIS AGREEMENT. EXECUTIVE SIGNS THIS AGREEMENT FREELY AND VOLUNTARILY, BASED ON ITS EXPRESS TERMS.

THE SIGNATURE PAGE IS NEXT.

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 8

NOTICE: THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS, RESTRICTIVE COVENANTS, AND A PROVISION FOR LIQUIDATED DAMAGES.

IN WITNESS WHEREOF, THE PARTIES, INTENDING TO BE LEGALLY BOUND BY THIS AGREEMENT, HAVE DULY EXECUTED THIS AGREEMENT, AS OF THE DATES INDICATED BELOW:

COMPANY:	GOOD TIMES RESTAURANTS INC.

141 Union Blvd. # 400 Lakewood, CO 80228
By:
	Name:	Geoff Bailey
	Title:	Chairman of the Board
	Date:	October 8, 2019
EXECUTIVE:

3058 Newton Street Denver, CO 80228
BOYD E. HOBACK
	Date:	October 8, 2019

Confidential Severance and Release Agreement	EXECUTIVE INITIALS: /BH/ Page 9